SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2006
ORBIMAGE HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50933	20-2759725

(State or other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification No.)
21700 Atlantic Boulevard
Dulles, Virginia 20166
(703) 480-7500

(Address and Telephone Number of Principal Executive Offices)

N/A

(Former Name or Former Address, if Changed since Last Report)

Item 8.01 Other Events
ORBIMAGE Holdings Inc. d/b/a GeoEye announced today that its subsidiary ORBIMAGE SI Opco Inc. (OISIO) has made the first principal repayment on its $50 million Credit Agreement, dated January 10, 2006, that was drawn to finance the acquisition of the assets of the former Space Imaging LLC. The principal repayment in the amount of $8,844,000 was made on May 30, 2006 and was calculated based on the cash flows of the OISIO operating subsidiary.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2006	ORBIMAGE HOLDINGS INC.
	By:	/s/ William L. Warren
William L. Warren
Vice President, General Counsel & Secretary